Exhibit (a)(1)-10


                                                     January 20, 2004




VIA FAX AND FIRST CLASS MAIL

Michael A. Gordon, Esq.
Sidley Austin Brown & Wood LLP
Bank One Plaza
10 South Dearborn Street
Chicago, IL  60603

                      Re: Kalmia Investors/Westin Hotels LP

Dear Mr. Gordon:

          I refer to your fax dated January 19, 2004, which arrived on a holiday. In the Purchaser's view, the issue of the General Partner's suspension of transfers should be addressed if (1) tenders would result in more than 40% of the Units being transferred within the preceding 12 months, and (2) the General Partner invokes its right to suspend transfers.

          Kindly copy my partner, Robert Lustrin (direct tel. 212-574-1420) on any correspondence.

                                                      Sincerely yours,



                                                       /s/ Gary J. Wolfe
                                                       -----------------
                                                       Gary J. Wolfe



cc:  Kalmia Investors, LLC


21919.0001 #459740